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                                                             EXHIBIT NO. 99.2(b)

                              AMENDED AND RESTATED
                              RULES AND REGULATIONS

                                       OF

                           HIGH YIELD VARIABLE ACCOUNT

                            Dated as of May 31, 2001

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                                TABLE OF CONTENTS

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                                                                            PAGE
ARTICLE I--NAME AND DEFINITIONS

     Section 1.1    Name
     Section 1.2    Definitions

ARTICLE II--BOARD OF MANAGERS

     Section 2.1    Number of Managers
     Section 2.2    Term of Office of Managers
     Section 2.3    Resignation and Appointment of Managers
     Section 2.4    Vacancies
     Section 2.5    Delegation of Power to Other Managers

ARTICLE III--POWERS OF MANAGERS

     Section 3.1    General
     Section 3.2    Investments
     Section 3.3    Borrowing Money; Lending Account Property
     Section 3.4    Delegation
     Section 3.5    Collection and Payment
     Section 3.6    Expenses
     Section 3.7    Manner of Acting; By-Laws
     Section 3.8    Miscellaneous Powers

ARTICLE IV--INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT

     Section 4.1    Investment Adviser
     Section 4.2    Distributor
     Section 4.3    Custodian
     Section 4.4    Transfer Agent
     Section 4.5    Parties to Contract

ARTICLE V--LIMITATIONS OF LIABILITY OF MANAGERS AND OTHERS

     Section 5.1    Limitation of Liability of Managers and Others
     Section 5.2    Mandatory Indemnification
     Section 5.3    No Bond Required
     Section 5.4    Insurance
     Section 5.5    Good Faith Action; Reliance on Experts

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ARTICLE VI--UNITS

     Section 6.1    Units
     Section 6.2    Notices
     Section 6.3    Voting Powers

ARTICLE VII--DETERMINATION OF NET ASSET VALUE

ARTICLE VIII--AMENDMENT, MERGERS, ETC.

     Section 8.1    Amendment Procedure
     Section 8.2    Merger, Consolidation and Sale of Assets
     Section 8.3    Reorganization

ARTICLE IX--FISCAL YEAR

ARTICLE X--MISCELLANEOUS

     Section 10.1   Governing Law
     Section 10.2   Reliance by Third Parties
     Section 10.3   Provisions in Conflict with Law or Regulations
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                              AMENDED AND RESTATED
                              RULES AND REGULATIONS
                                       OF
                           HIGH YIELD VARIABLE ACCOUNT

                            Dated as of May 31, 2001

                                    ARTICLE I

                              NAME AND DEFINITIONS

     SECTION 1.1. NAME. The name of the Account is High Yield Variable Account. The Sun Life Assurance Company of Canada (U.S.), a Delaware corporation (the "Insurance Company") may assign an additional name to the Account for marketing purposes including "Compass", "Beacon" or otherwise in connection with Contracts which participate in the investment experience of the Account. The Insurance Company will notify the Board of Managers of any such assignment of name(s). The Insurance Company also has the right to withdraw permission to use any such names from the Account at any time upon notice to the Board of Managers.

     SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

     (a) "ACCOUNT" means the variable account hereunder.

     (b) "ACCOUNT PROPERTY" means any and all property, real or personal, tangible or intangible, which has been segregated in the Account and held separate and apart from the other assets of the Insurance Company.

     (c) "BY-LAWS" means the By-laws referred to in Section 3.7 hereof, as from time to time amended.

     (d) "COMMISSION" has the meaning given that term in the 1940 Act.

     (e) "CONTRACT" means the variable annuity contracts and other agreements issued by the Insurance Company that participate in the investment experience of the Account.

     (f) "CONTRACTOWNER" means the person identified on the Insurance Company's records as the owner of or payee under the Contract.

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     (g) "DISTRIBUTOR" means a party furnishing services to the Account pursuant to any contract described in Section 4.2 hereof.

     (h) "INTERESTED PERSON" has the meaning given that term in the 1940 Act.

     (i) "INVESTMENT ADVISER" means a party furnishing services to the Account pursuant to any contract described in Section 4.1 hereof.

     (j) "MAJORITY CONTRACTOWNER VOTE" has the same meaning as the phrase "vote of a majority of the outstanding voting securities" as defined in the 1940 Act.

     (k) "MANAGERS" means the managers of the Account listed on SCHEDULE A attached hereto, as SCHEDULE A may from time to time be amended to reflect the retirement, resignation or removal of a Manager or the addition of a Manager in accordance with the provisions hereof, and reference herein to a Manager or the Managers shall refer to such person or persons in their capacity as managers hereunder.

     (l) "MANAGERS EMERITUS" means any former Managers who, from time to time, are appointed by the Managers to serve as managers emeritus of the Account in accordance with the guidelines and conditions for such service adopted by the Managers from time to time, for so long as they serve in that capacity. Managers Emeritus, in their capacity as such, are not Managers of the Account for any purpose, and shall not have any powers or obligations of Managers hereunder.

     (m) "1940 ACT" means the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time, and as such Act or the rules and regulations thereunder may apply to the Account pursuant to any exemptive order or similar relief or interpretation issued by the Commission under such Act.

     (n) "PERSON" means and includes individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

     (o) "RULES AND REGULATIONS" means these Amended and Restated Rules and Regulations, as amended from time to time. Reference in these Rules and Regulations to "Rules and Regulations," "hereof," "herein" and

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"hereunder" shall be deemed to refer to these Rules and Regulations rather than the article or section in which such words appear.

     (p) "TRANSFER AGENT" means a party furnishing services to the Account pursuant to any transfer agency contract described in Section 4.4 hereof.

     (q) "UNITS" means the units into which the beneficial interest in the Account shall be divided from time to time in accordance with the terms hereof. The term "Units" includes fractions of Units as well as whole Units.

                                   ARTICLE II

                                    MANAGERS

     SECTION 2.1. NUMBER OF MANAGERS. The number of Managers shall be such number as shall be fixed from time to time by a majority of the Managers, provided, however, that the number of Managers shall in no event be less than three nor more than 15. At least a majority of Managers shall be persons who are not officers or employees or other interested persons of the Account or of the Insurance Company or any affiliate of the Insurance Company.

     SECTION 2.2. TERM OF OFFICE OF MANAGERS. A Manager may be elected either by the Contractowners of the Account or, as provided in the Rules and Regulations and subject to the limitations of the 1940 Act, by the Managers. Subject to all applicable provisions of the 1940 Act, a Manager shall hold office during the existence of the Account and until its termination as hereinafter provided or, if sooner, until his or her death or the election and qualification of his or her successor; except that:

     (a) any Manager may resign his or her position (without need for prior or subsequent accounting) by an instrument in writing signed by that Manager and delivered to the Chairman of the Board of Managers, which shall take effect upon such delivery or upon such later date as is specified therein;

     (b) any Manager may be removed at any time, with or without cause, by written instrument signed by at least two-thirds of the remaining Managers, specifying the date when such removal shall become effective;

     (c) any Manager who has attained a mandatory retirement age established pursuant to any written policy adopted from time to time by at

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least two-thirds of the Managers shall, automatically and without action of such
Manager or the remaining Managers, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy;

     (d) any Manager who has served to the end of his or her term of office established pursuant to any written policy adopted from time to time by at least two-thirds of the Managers shall, automatically and without action of such Manager or the remaining Managers, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy;

     (e) any Manager who has become incapacitated by illness or injury, as determined by a majority of the other Managers in their reasonable judgment, may be retired by written instrument signed by a majority of the other Managers, specifying the date of his or her retirement; and

     (f) any Manager may be removed at any meeting of Contractowners by a vote of Contractowners representing two-thirds of the outstanding Units of the Account.

     Except to the extent expressly provided in a written agreement to which the Insurance Company is a party or in a written policy adopted by the Managers, no resigning or removed Manager shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

     SECTION 2.3. RESIGNATION AND APPOINTMENT OF MANAGERS. In case of the declination, death, resignation, retirement or removal of any of the Managers, or in case a vacancy shall, by reason of an increase in number of Managers, or for any other reason, exist, a majority of the remaining Managers may fill such vacancy by appointing such other individual as they in their discretion shall see fit. Any such appointment shall not become effective, however, until the person appointed shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Rules and Regulations. An appointment of a Manager may be made by the Managers then in office in anticipation of a vacancy to occur by reason of retirement, resignation, removal or increase in number of Managers effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation, removal or increase in number of Managers. The power of appointment is subject to all applicable provisions of the 1940 Act.

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     SECTION 2.4. VACANCIES. Whenever a vacancy in the number of Managers shall occur, until such vacancy is filled as provided in Section 2.3, or while any Manager is incapacitated, the other Managers in office, regardless of their number, shall have all the powers granted to the Managers and shall discharge all the duties imposed upon the Managers by the Rules and Regulations, and only such other Managers shall be counted for the purposes of the existence of a quorum or the taking of any action to be taken by the Managers. A written instrument certifying the existence of such vacancy or incapacity signed by a majority of the Managers shall be conclusive evidence of the existence thereof.

     SECTION 2.5. DELEGATION OF POWER TO OTHER MANAGERS. Subject to requirements imposed by the 1940 Act and other applicable law, any Manager may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Manager or Managers; provided that in no case shall fewer than two Managers personally exercise the powers granted to the Managers under the Rules and Regulations except as otherwise expressly provided herein.

                                   ARTICLE III

                               POWERS OF MANAGERS

     SECTION 3.1. GENERAL. The Managers shall have power to conduct the business of the Account and carry on its operations in any and all of its branches and maintain offices both within and without Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as the Managers deem necessary, proper or desirable in order to promote the interests of the Account although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Account made by the Managers in good faith shall be conclusive. In construing the provisions of the Rules and Regulations, the presumption shall be in favor of a grant of power to the Managers.

     The enumeration of any specific power herein shall not be construed as limiting the aforesaid power or any other power of the Managers hereunder.

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     SECTION 3.2. INVESTMENTS. (a) The Managers shall have the power to approve and authorize the Account:

     (i) to conduct, operate and carry on the business of an insurance company separate account operating as an investment company;

     (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of securities of every nature and kind, U.S. and foreign currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, derivative instruments of every kind, "when-issued" or standby contracts, and all types of obligations or financial instruments, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed or sponsored by any and all Persons, including, without limitation,

     (A) states, territories and possessions of the United States and the District of Columbia and any political subdivision, agency or instrumentality of any such Person,

     (B) the U.S. Government, any foreign government, or any political subdivision or any agency or instrumentality of the U.S. Government or any foreign government,

     (C)   any international instrumentality,

     (D)   any bank or savings institution, or

     (E) any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or under any foreign law;

to retain Account assets in cash and from time to time to change the investments in which the assets of the Account are invested; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise

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any of said rights, powers and privileges in respect of any of said investments;
and

     (iii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, proper or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

     (b) The Managers shall not be limited to approving investments in securities or obligations maturing before the possible termination of the Account, nor shall the Managers be limited by any law limiting the investments which may be made by fiduciaries.

     (c) Notwithstanding any other provision of the Rules and Regulations to the contrary, the Managers shall have the power in their discretion without any requirement of approval by Contractowners to approve and authorize the Account to either invest all or a portion of the Account Property or sell all or a portion of such Account Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act.

     SECTION 3.3. BORROWING MONEY; LENDING ACCOUNT PROPERTY. The Managers shall have power to approve and authorize the Account to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the Account Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Account Property.

     SECTION 3.4. DELEGATION. The Managers shall have power to delegate from time to time to such of their number or to officers, employees, any Investment Adviser, Distributor, custodian, agent or independent contractor of the Account the doing of such things and the execution of such instruments in the name of the Account or otherwise as the Managers may deem appropriate or expedient.

     SECTION 3.5. COLLECTION AND PAYMENT. The Managers shall have power to approve and authorize the Account to collect all property due to the Account; to pay all claims, including taxes, against the Account Property; to prosecute, defend, compromise or abandon any claims relating to the Account Property; to foreclose any security interest securing any

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obligations, by virtue of which any property is owed to the Account; and to enter into releases, agreements and other instruments.

     SECTION 3.6. EXPENSES. The Managers shall have the power to approve and authorize the Account to incur and pay any expenses which in the opinion of the Managers are necessary or incidental to carry out any of the purposes of the Rules and Regulations, and to pay reasonable compensation from the funds of the Account to themselves as Managers. The Managers shall fix the compensation of all officers, employees, Managers and Managers Emeritus.

     SECTION 3.7. MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein, in the 1940 Act or in the By-Laws, any action to be taken by the Managers may be taken by a majority of the Managers present at a meeting of Managers at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the Managers. The Managers may adopt By-Laws not inconsistent with the Rules and Regulations to provide for the conduct of the business of the Account and may amend or repeal such By-Laws to the extent permitted therein at any time.

     SECTION 3.8. MISCELLANEOUS POWERS. Without limiting the foregoing, the Managers shall have the power to:

     (a) employ or contract with such Persons as the Managers may deem desirable for the transaction of the business of the Account;

     (b) elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, in each case with or without cause, and appoint and terminate any one or more committees which may exercise some or all of the power and authority of the Managers as the Managers may determine;

     (c) purchase, and pay for out of Account Property, such insurance as they may deem necessary or appropriate for the conduct of the business of the Account, including, without limitation, insurance policies insuring the assets of the Account and payment of distributions and principal on its portfolio investments, and insurance policies insuring, any administrator, Managers, Managers Emeritus, officers, employees, agents, any Investment Adviser, any Distributor, selected dealers or independent contractors of the Account against all claims arising by reason of holding any such position or

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by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Account would have the power to indemnify such Person against such liability;

     (d) establish pension, profit-sharing, Contract purchase, deferred compensation, and other retirement, incentive and benefit plans for any Managers, officers, employees or agents of the Account;

     (e) to the extent permitted by law, indemnify any person with whom the Account has dealings, including any Investment Adviser, administrator, custodian, Distributor, Transfer Agent or other servicing agent, to such extent as the Managers shall determine;

     (f)   guarantee indebtedness or contractual obligations of others; and

     (g) determine and change the fiscal year of the Account and the method by which its accounts shall be kept.

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                                   ARTICLE IV

          INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT

     SECTION 4.1. INVESTMENT ADVISER. Subject to applicable requirements of the 1940 Act, the Managers may in their discretion from time to time approve and authorize the Account to enter into one or more investment advisory or management contracts whereby the other party to each such contract shall undertake to furnish the Account such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, with respect to the Account, as the Managers shall from time to time consider desirable and all upon such terms and conditions as the Managers may in their discretion determine. Notwithstanding any provision of the Rules and Regulations, such contracts may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Managers may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Account on behalf of the Account or may authorize any officer, employee or Manager to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Managers). Any of such purchases, sales, loans or exchanges shall be deemed to have been authorized by all the Managers. Such services may be provided by one or more Persons.

     SECTION 4.2. DISTRIBUTOR. Subject to applicable requirements of the 1940 Act, the Managers may in their discretion from time to time approve and authorize the Account to enter into one or more exclusive or non-exclusive contracts providing for the offer and sale of contracts participating in the investment experience of the Account. In either case, any such contract shall be on such terms and conditions as the Managers may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Rules and Regulations or the By-Laws.

     SECTION 4.3. CUSTODIAN. The Managers may in their discretion from time to time approve and authorize the Account to enter into one or more contracts whereby the other party to each such contract shall undertake to furnish such custody services to the Account as the Managers shall from time to time consider desirable and all upon such terms and conditions as the Managers may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the 1940 Act, the Rules and Regulations or the By-Laws. Such contracts may authorize any custodian to employ one or more sub-custodians from time to time to perform such of the services of the custodian as the Managers shall from

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time to time consider desirable. Services described in this Section may be provided by one or more Persons.

     SECTION 4.4. TRANSFER AGENT. The Managers may in their discretion from time to time approve and authorize the Account to enter into one or more transfer agency or sub-transfer agency and Contractowner servicing contracts whereby the other party to each such contract shall undertake to furnish such transfer agency and/or Contractowner services to the Account as the Managers shall from time to time consider desirable and all upon such terms and conditions as the Managers may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Rules and Regulations or the By-Laws. Such services may be provided by one or more Persons.

     SECTION 4.5. PARTIES TO CONTRACT. Any contract of the character described in any Section of this Article IV may be entered into with any Person, although one or more of the Managers or officers of the Account may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Account under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this
Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2, 4.3 and 4.4 above, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.5.

                                    ARTICLE V

                           LIMITATIONS OF LIABILITY OF
                               MANAGERS AND OTHERS

     SECTION 5.1. LIMITATION OF LIABILITY OF MANAGERS AND OTHERS. (a) No Manager, Manager Emeritus, officer, employee or agent of the Account shall be subject to any liability whatsoever to any Person in connection with Account Property or the affairs of the Account, and no Manager or Manager Emeritus shall be responsible or liable in any event for any neglect or wrongdoing of any officer, employee or agent of the Account or for the act or omission of any other Manager or Manager Emeritus. Notwithstanding anything to the contrary in this Section 5.1(a) or otherwise, nothing in the Rules and Regulations shall protect any Manager, Manager Emeritus, officer,

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employee or agent of the Account against any liability to the Account or its
Contractowners to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Account.

     (b) All persons extending credit to, contracting with respect to or having claim against the Account shall look solely to the assets of the Account for payment under such credit, contract or claim; and neither any Manager or Manager Emeritus, nor any of the Account's officers, employees or agents, whether past, present or future, nor the Insurance Company, shall be personally liable therefor.

     SECTION 5.2. MANDATORY INDEMNIFICATION. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

     (i) every person who is or has been a Manager, Manager Emeritus or officer of the Account (hereinafter referred to as a "Covered Person") shall be indemnified by the Account against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which that individual becomes involved as a party or otherwise by virtue of being or having been a Manager, Manager Emeritus or officer and against amounts paid or incurred by that individual in the settlement thereof;

     (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement or compromise, fines, penalties and other liabilities.

     (b)   No indemnification shall be provided hereunder to a Covered Person:

     (i) against any liability to the Account or the Contractowners by reason of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office;

     (ii) with respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the

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reasonable belief that that individual's action was in the best interest of the
Account; or

     (iii) in the event of a settlement involving a payment by a Manager, Manager Emeritus or officer or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) above resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that that individual did not engage in such conduct:

     (A) by vote of a majority of the Disinterested Managers (as defined below) acting on the matter (provided that a majority of the Disinterested Managers then in office act on the matter); or

     (B) by written opinion of (i) the then-current legal counsel to the Managers who are not Interested Persons of the Account or (ii) other legal counsel chosen by a majority of the Disinterested Managers (or if there are no Disinterested Managers with respect to the matter in question, by a majority of the Managers who are not Interested Persons of the Account) and determined by them in their reasonable judgment to be independent.

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Account, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall limit the Account from entering into other insurance arrangements or affect any rights to indemnification to which Account personnel, including Covered Persons, may be entitled by contract or otherwise under law.

     (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 5.2 shall be advanced by the Account prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that the Covered Person is not entitled to indemnification under this Section 5.2, provided that either:

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     (i)   such undertaking is secured by a surety bond or some other appropriate security or the Account shall be insured against losses arising out of any such advances; or

     (ii) a majority of the Disinterested Managers acting on the matter (provided that a majority of the Disinterested Managers then in office act on the matter) or legal counsel meeting the requirement in Section 5.2(b)(iii)(B) above in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     As used in this Section 5.2 a "Disinterested Manager" is one (i) who is not an "Interested Person" of the Account (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

     (e) With respect to any such determination or opinion referred to in clause (b)(iii) above or clause (d)(ii) above, a rebuttable presumption shall be afforded that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office in accordance with pronouncements of the Commission.

     SECTION 5.3. NO BOND REQUIRED. No Manager, Manager Emeritus or officer shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

     SECTION 5.4. INSURANCE. The Account may maintain insurance for the protection of the Account Property, Managers, Managers Emeritus, officers, employees and agents in such amount as the Managers shall deem adequate to cover possible tort liability, and such other insurance as the Managers in their sole judgment shall deem advisable.

     SECTION 5.5. GOOD FAITH ACTION; RELIANCE ON EXPERTS. The exercise by the Managers or the officers of the Account of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. The Managers or the officers of the Account shall not be liable for errors of judgment or mistakes of fact or law. Each Manager and officer or employee

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of the Account shall, in the performance of his or her duties, be under no liability and fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Account, upon advice of counsel, or upon reports made to the Account by any of its officers or employees or by the Investment Adviser, the Distributor, Transfer Agent, custodian, any servicing agent, accountants, appraisers or other experts or consultants selected with reasonable care by the Managers, officers or employees of the Account, regardless of whether such counsel or expert may also be a Manager.

                                   ARTICLE VI

                                      UNITS

     SECTION 6.1. UNITS. Interests in the Account shall take the form of Units.

     SECTION 6.2 NOTICES. Any and all notices to which any Contractowner may be entitled hereunder and any and all communications shall be deemed duly served or given (i) if mailed, postage prepaid, addressed to any Contractowner of record at the Contractowner's last known address as recorded on the Insurance Company's records, (ii) if sent by electronic transmission to the Contractowner of record at the Contractowner's last known address for electronic delivery as recorded on the Insurance Company's records, (iii) if mailed or sent by electronic delivery to one or more members of the Contractowner's household in accordance with applicable law or regulation, or (iv) if otherwise sent in accordance with applicable law or regulation.

     SECTION 6.3 VOTING POWERS. The Contractowners shall have power to vote only (i) for the election of Managers when that issue is submitted to Contractowners, and for the removal of Managers as provided in Section 2.2 hereof, (ii) with respect to any investment advisory or management contract on which a Contractowner vote is required by the 1940 Act, (iii) with respect to any amendment of the Rules and Regulations to the extent and as provided in
Section 8.1 hereof, (iv) with respect to any merger, consolidation or sale of assets or reorganization to the extent and as provided in Sections 8.2 and 8.3 hereof, and (v) with respect to such additional matters relating to the Account as may be required by the terms of the Contracts, the Rules and Regulations, the By-Laws or any registration of the Account with the Commission (or any successor agency) or any other regulator having jurisdiction over the Account, or as the Managers may consider necessary or desirable.

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     At all meetings of Contractowners, every Contractowner entitled to vote on a matter submitted for approval shall have one vote for each Unit in the Account. Each fractional Unit shall be entitled to a proportionate fractional vote.

     Except when a larger vote is required by applicable law or by any provision of these Rules and Regulations or the By-Laws, if any, Units representing a majority of the Units voted in person or by proxy shall decide any questions and a plurality shall elect a Manager, provided that abstentions shall not be counted as votes cast but shall be counted as being present for purposes of determining the existence of a quorum.

     Until Units are issued and during any period when no Units are outstanding, the Managers may exercise all rights of Contractowners and may take any action required by law, the Rules and Regulations or the By-Laws to be taken by Contractowners. The By-Laws may include further provisions for Contractowner votes and meetings and related matters.

                                   ARTICLE VII

                        DETERMINATION OF NET ASSET VALUE

     The Managers, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Managers such bases and times for determining the net asset value of the Account, as they may deem necessary or desirable. The Account may declare a suspension of the determination of the value of the net assets of the Account as permitted under the 1940 Act.

                                  ARTICLE VIII

                            AMENDMENT, MERGERS, ETC.

     SECTION 8.1. AMENDMENT PROCEDURE. (a) Except as specifically provided herein, the Board of Directors or duly authorized officers of the Insurance Company may, without any Contractowner vote, amend or otherwise supplement the Rules and Regulations by making an amendment, Rules and Regulations supplemental hereto or amended and restated Rules and Regulations. Without limiting the foregoing power, the Board of Directors or duly authorized officers of the Insurance Company may, without any Contractowner vote, amend the Rules and Regulations to change the name of the Account, to supply any omission, to cure, correct

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or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary or advisable, to conform the Rules and Regulations to the requirements of applicable law, including the 1940 Act, the Delaware Insurance Code, and the Internal Revenue Code of 1986, as amended, but the Board of Directors or officers of the Insurance Company shall not be liable for failing to do so. Contractowners shall have the right to vote on (i) any amendment as may be required by law, or by the Account's registration statement, to be approved by Contractowners; and (ii) any amendment submitted to them by the Insurance Company. Any amendment on which Contractowners have the right to vote shall require a Majority Contractowner Vote of the Contractowners of the Account, or the written consent, without a meeting, of Contractowners holding Units representing not less than a majority of the Units of the Account.

     (b) Nothing contained in the Rules and Regulations shall permit the amendment of the Rules and Regulations to impair the exemption from personal liability of the Managers, Managers Emeritus, officers, employees and agents of the Account. Notwithstanding anything else herein, any amendment to Section 5.2 shall not limit the rights to indemnification or insurance provided therein with respect to actions or omissions of persons entitled to indemnification under such Section prior to such amendment.

     (c) A certificate signed by a member of the Board of Directors or a duly authorized officer of the Insurance Company setting forth an amendment and reciting that it was duly adopted by the Contractowners (if applicable) or by the Board of Directors or duly authorized officers of the Insurance Company as aforesaid shall be conclusive evidence of such amendment when lodged among the records of the Account. Restated Rules and Regulations, integrating into a single instrument all of the provisions of the Rules and Regulations which are then in effect and operative, may be executed from time to time by the Board of Directors or duly authorized officers of the Insurance Company and shall be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Rules and Regulations and the various amendments thereto.

     SECTION 8.2. MERGER, CONSOLIDATION AND SALE OF ASSETS. Subject to receipt of all applicable regulatory approvals, the Account may merge or consolidate with any other insurance company separate account or sub-account, corporation, association, trust or other organization or the Insurance Company may sell, lease or exchange all or substantially all of the Account Property without a Contractowner vote, unless otherwise required under the 1940 Act, the Delaware Insurance Code, or other

                                       17
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applicable law. Any merger, consolidation or sale of assets on which
Contractowners have the right to vote shall require a Majority Contractowner Vote of the Contractowners of the Account, or the written consent, without a meeting, of Contractowners holding Units representing not less than a majority of the Units of the Account. Such transactions may be effected through exchanges, transfers or sales of assets, in-kind redemptions and purchases, exchange offers, or any other method approved by the Managers. Nothing contained herein shall be construed as requiring approval of Contractowners for any sale of assets in the ordinary course of the business of the Account, or for any transaction, whether deemed a merger, consolidation, reorganization or exchange or otherwise, whereby the Account credits Units to Contractowners in connection with the acquisition of assets (including those subject to liabilities) from any other insurance company separate account, investment company or similar entity.

     SECTION 8.3. REORGANIZATION. (a) The Managers may, without the vote or consent of Contractowners, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any trust (or series or class of a trust), unit investment trust, partnership, limited liability company, association or other organization to acquire all or a portion of the Account Property or to carry on any business in which the Account shall directly or indirectly have any interest, and to sell, convey and transfer such Account Property to any such corporation, trust (or series or class of a trust), partnership, limited liability company, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Account holds or is about to acquire shares or any other interest. The Managers may also, without the vote or consent of Contractowners, cause a merger or consolidation between the Account or any successor thereto and any such corporation, trust (or series or class of a trust), partnership, association or other organization if and to the extent permitted by law. The Managers shall provide written notice to affected Contractowners of each transaction pursuant to this Section 8.3. Such transactions may be effected through exchanges, transfers or sales of assets, in-kind redemptions and purchases, exchange offers, or any other method approved by the Managers.

     (b) The Account may be registered as an open-end management investment company under the 1940 Act. Such registration may be terminated, however, if and to the extent permitted by law; or the Account may be reorganized and registered as a unit investment trust under the

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1940 Act, in each case with the approval (if required by the 1940 Act or other applicable law) of the Contractowners, as provided in Article VI of these Rules and Regulations.

                                   ARTICLE IX

                                   FISCAL YEAR

           The fiscal year for the Account shall be the calendar year.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1. GOVERNING LAW. The Rules and Regulations, the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the State of Delaware. The Account is the type commonly called an insurance company separate account.

     SECTION 10.2. RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Account, appears to be an officer or Manager hereunder, certifying to: (i) the number or identity of Managers or Contractowners, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Managers or Contractowners, (iv) the fact that the number of Managers or Contractowners present at any meeting or executing any written instrument satisfies the requirements of the Rules and Regulations, (v) the form of any By-Laws adopted by or the identity of any officers elected by the Managers, or
(vi) the existence of any fact or facts which in any manner relates to the affairs of the Account, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Managers and their successors.

     SECTION 10.3. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

     (a) The provisions of the Rules and Regulations are severable, and if the Managers shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Delaware Insurance Code, the regulated investment company or other provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Rules and Regulations; provided however, that such determination shall not affect any of the remaining provisions of the

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Rules and Regulations or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of the Rules and Regulations shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Rules and Regulations in any jurisdiction.

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                                                                      SCHEDULE A